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                                                                  Exhibit 10.65

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this "Agreement"), made and entered into this 1st day of March, 2001 (the "Effective Date"), by and between, Lognet 2000, Inc., a company registered in the State of Delaware ("Lognet"), Lognet Systems Ltd, a company registered in Israel ("Seller"), Paynet Electronic Billing Ltd., a company registered in Israel ("Purchaser"), and insci-statements.com, Inc. a company registered in the State of Delaware ("Insci");


      WHEREAS, Seller is engaged in the development, marketing and sale, and is the sole owner of certain software products in the terminal emulation and printing solution industry, being the software and hardware product lines and/or technologies known as "Billminer" ("Billminer"), "Oneprint", and "Emulation" (the latter two shall be referred to jointly as the "Existing Product Lines") (Billminer and the Existing Product Lines shall be referred to collectively as the "Product Lines"), all as further identified and described in Exhibit A.

      WHEREAS, Seller is a wholly-owned subsidiary of Lognet; and

      WHEREAS, Lognet is a wholly-owned subsidiary of Insci; and

      WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to buy from Seller, all the assets of Seller relating to the Product Lines, as well as other assets related to the conduct of Seller's business, only as set forth in this Agreement and Exhibit A hereto (the "Assets") all upon the terms and conditions and subject to the exceptions set forth herein;

      WHEREAS, Seller expects to terminate its employment of a number of employee involved with its business, and Purchaser desires to hire certain of these employees, all upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the parties hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Purchase and Sale of Assets

Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase from Seller, and Seller agrees to sell, transfer, assign, and deliver to Purchaser, at the Closing, all right, title, and interest of Seller in and to all of the Assets as owned or held by Seller for the Consideration set forth in
Section 3 below. Purchaser shall not be granted and shall not receive any rights from Seller of any kind, known or unknown, contingent or otherwise, except as explicitly set forth herein.

2.    Assumption of Liabilities

Purchaser shall not assume any liabilities and obligations of Seller of any kind, known or unknown, contingent or otherwise, in connection with the Assets except those liabilities and obligations expressly identified herein.

Without derogating from the generality of the aforesaid, Purchaser shall not assume or be responsible for:

      2.1 Any tax or related liability or obligation of Seller in any jurisdiction, whether or not related to the transactions contemplated herein;

      2.2 Any liability or obligation resulting from violations of any applicable laws or regulations by Seller prior to the Closing Date or infringement of third-party rights or interests;

      2.3 Any liabilities or obligations relating to present and past employees of the Seller, except with respect to certain liabilities and obligations certain employees of Seller who are to be employed by Purchaser, for which the Purchaser shall be liable to the extent, and only to the extent, explicitly set forth in Exhibit B;

      2.4 Any liability or obligation for product liability or warranty claims or damage claims arising out of defects in or failures of any product, program, or material of Seller or of the Product Lines provided, distributed, licensed, or delivered prior to the Closing Date except as explicitly set forth in Exhibit B.

      2.5  Any litigation pending or threatened against Seller or the Assets.

3.    Consideration

In consideration of the transfer of the rights, title and interest in the Assets as set forth herein, the Purchaser shall pay to the Seller at the Closing, a cash payment in the amount of one hundred thousand U.S. dollars ($100,000) (the "Cash Payment"). Furthermore, the Purchaser shall, subsequent to the Closing, issue to Insci 844,445 fully paid and non-assessable ordinary shares in the Purchaser, representing 20% of the share capital of the Purchaser on a fully-diluted basis ("Shares") as of the date of issuance of the Shares, subject to the terms and restrictions applying to the Shares as set forth in Exhibit E attached hereto. In addition, the Purchaser shall undertake the payment of certain royalty obligations to Insci, in accordance with the terms and conditions set forth in Section 11 below ("Royalty Obligations"). The Cash Payment, the Shares and the Royalty Obligations shall be referred to herein as the "Consideration".

4.    Closing of Transfer and Purchase

      4.1 Closing. The sale, assignment, transfer and delivery of the Assets, the purchase and acceptance thereof by the Purchaser, the Cash Payment, and other items listed below in Section 4.2 shall take place at a closing (the "Closing") to be held at the offices of Yigal Arnon & Co., 22 Rivlin Street, Jerusalem, on the the date of execution of this Agreement.

      4.2 Transactions at Closing. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

           4.2.1 The Seller shall sell, transfer, convey, assign and deliver the Assets to the Purchaser, including a master copy of each of the Product Lines (in both source code and object code form) and third party software used in connection therewith.

           4.2.2 The Purchaser shall cause the transfer of the Cash Payment by wire transfer to an account designated by Seller, or by banker's check or such other form of payment as is mutually agreed.


           4.2.3 The Purchaser shall deliver to Insci an unexecuted form of resolutions of the Purchaser's Board of Directors issuing the Shares to Insci, attached hereto as Exhibit C, together with an unexecuted form of notice of issuance of the Shares to the Israel Registrar of Companies, attached hereto as Exhibit C1, the registration of the Shares in the name of Insci in the share transfer register of the Purchaser

           4.2.4 The Purchaser and Insci shall execute the Pledges, in the forms attached hereto as Exhibits D1 and D2.

           4.2.5 The Purchaser and Insci shall execute the Share Repurchase Agreement , in the form attached hereto as Exhibit E.

           4.2.6 The Seller, Lognet and Insci shall deliver to the purchaser duly executed copies of the Letter of Undertaking regarding Non-Competition and Non-Solicitation of Employees in the form attached hereto as Exhibits G.

5. Representations And Warranties Of Seller, Lognet and Insci. The Seller, Lognet and Insci hereby represent and warrant, jointly and severally, to the Purchaser, and acknowledge that the Purchaser is entering into this Agreement in reliance thereon, as follows:

      5.1 Title. The Seller is the sole beneficial owner of the Assets, and upon the consummation of the transactions contemplated herein, the Purchaser will acquire from the Seller, good and marketable title to the Assets free and clear of all liens, charges, encumbrances, debt, restrictions, rights, claims, calls and commitments of any kind, except for the third party software detailed in Exhibit A, for which the Purchaser will be subject to the terms of license for such software

      5.2 Authority and Enforceability. The Seller has full and unrestricted legal right, power and authority to enter into and perform all of its obligations under this Agreement, and to sell and transfer the Assets to the Purchaser as provided herein. This Agreement, when executed and delivered by the Seller, shall constitute the valid and legally binding obligation of the Seller, legally enforceable against the Seller in accordance with its terms.

      5.3 Consents. No consent, approval, order, license, permit, action or authorization by any governmental authority (including, without limitation, the Office of the Chief Scientist) or any third party is required that has not been, or will not have been, obtained by the Seller prior to the Closing in connection with the valid execution, delivery and full performance of this Agreement and the Exhibits hereto.

      5.4 No Breach. Neither the execution and delivery of this Agreement nor compliance by the Seller, Lognet or Insci with the terms and provisions hereof and thereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, to which the Seller, Lognet or Insci is subject, (ii) any agreement, contract, lease, license, order or commitment to which the Seller, Lognet or Insci is a party or to which it is subject, and which would impair the ability of the Seller, Lognet or Insci to execute, deliver or perform this Agreement, or (iii) applicable law.

      5.5 Intellectual Property Rights. Except for the rights and licenses validly and effectively established by agreements with customers of the Seller, the Assets include and the Seller owns all patents, trademarks, service marks, trade names, and copyrights (including registrations, licenses, and applications pertaining thereto) and all other intellectual property rights, trade secrets, and other proprietary information, processes, and formulae necessary for the ownership and use of the Assets (if and to the extent such items currently exist) (the "Intellectual Property"). The Purchaser shall receive all of the Intellectual Property at the Closing, free and clear of all pledges, liens, encumbrances and third party rights. No claims have been asserted by any person or entity in connection with the Intellectual Property, and Seller, Lognet and/or Insci do not know of any valid basis for any such claim. The use of the Intellectual Property by the Seller does not infringe on the rights of any third party. The Intellectual Property includes the source code, system documentation, statements of principles of operation, and schematics for all of the Product Lines, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer for the development, maintenance, and implementation thereof. Seller has validly and effectively obtained the right and license to use, copy, modify, and distribute any third-party programming, software and materials contained in the Product Lines.

      5.6 No Material Adverse Change. Seller has not removed or disposed of any Assets except in the ordinary course of business. There has been no material adverse change in the condition of the Assets since January 30th, 2001, with the exception of the sale of the domain name known as "OnePrint.com".

      5.7 Taxation Matters. The Seller, Lognet and Insci hereby declare, confirm, represent and warrant that any and all taxation which may be imposed on the Seller, Lognet or Insci as a result of this Agreement and the transactions contemplated thereby shall be solely for the Seller's, Lognet's or Insci's liability, and the Seller, Lognet or Insci (as applicable) shall be solely responsible for effecting payment of the same and shall not have any recourse to the Purchaser in respect thereof.

      5.8 No Broker. No agent, broker, person or firm acting in a similar capacity on behalf of or under the authority of the Seller, Lognet or Insci is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by Seller, Lognet of Insci in connection with any of the transactions contemplated under this Agreement.

      5.9 Litigation; Claims. No action, proceeding, or government inquiry or investigation is pending or threatened against the Seller or Insci in connection with the Assets, nor the knowledge of Seller or Insci, is there any basis for the foregoing. The foregoing includes, without limiting its generality, actions pending or threatened involving the prior employment of any of the employees of the Seller or use by any of them in connection with the Seller's or business of any information, property or techniques allegedly proprietary to any of their former employers. The Seller is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Seller currently pending or that the Seller intends to initiate.

      5.10 Capitalization. All of the issued and outstanding shares (including all options, warrants or other securities convertible into shares) in the Seller are owned exclusively by Lognet, and all of the issued and outstanding shares (including all options, warrants or other securities convertible into shares) in Lognet are owned exclusively by Insci.

      5.11 Material Contracts. Exhibit A contains a true and complete list of all material contracts and agreements relating to the Assets which the Purchaser shall assume as of the Closing (the "Agreements"). Each of such contracts and agreements is in full force and effect, and neither the Seller nor any other party thereto is in material breach thereof. The Purchaser shall not be under any obligation to any third party in connection with the Assets, which is not explicitly provided for in the Agreements. True and complete copies of all the Agreements have been delivered to the Purchaser.

      5.12 Full Disclosure. Neither this Agreement nor any Exhibit hereto, or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made. Seller, Lognet and Insci are not aware of any fact that would prevent a reasonable purchaser from purchasing the Assets.

      5.13 Effectiveness; Survival. Each representation and warranty contained in this Section 5 is deemed to be made on the date of this Agreement and at the Closing, and shall survive and remain in full force and effect after the Closing, subject to the provisions of Section 12 below.

6. Representations And Warranties Of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

      6.1 Authority and Enforceability. The Purchaser has full and unrestricted legal right, power and authority to enter into and perform all of its obligations under this Agreement and to purchase and receive the Assets as provided herein. This Agreement, when executed and delivered by the Purchaser, shall constitute the valid and legally binding obligation of the Purchaser, legally enforceable against the Purchaser in accordance with its terms.

      6.2 Shares. The Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and free of any preemptive rights, and will be free and clear of any liens, encumbrances, claims or third party rights of any kind.

      6.3 No Broker. No agent, broker, person or firm acting in a similar capacity on behalf of or under the authority of the Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Purchaser in connection with any of the transactions contemplated under this Agreement.

      6.4 Consents. No consent, approval, order, license, permit, action or authorization by any governmental authority or any third party is required that has not been, or will not have been, obtained by the Purchaser prior to the Closing in connection with the valid execution, delivery and full performance of this Agreement and the Exhibits hereto.

      6.5 No Breach. Neither the execution and delivery of this Agreement nor compliance by the Purchaser with the terms and provisions hereof and thereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, to which the Purchaser is subject,
           (ii) any agreement, contract, lease, license, order or commitment to which the Purchaser is a party or to which it is subject, and which would impair the ability of the Purchaser to execute, deliver or perform this Agreement, or (iii) applicable law.

      6.6 Full Disclosure. The Purchaser has not made in this Agreement any untrue statement of a material fact or knowingly omitted to state a material fact known to the Purchaser which is necessary to make the statements herein not misleading, in view of the circumstances in which they were made, and which the Purchaser might reasonably expect to have a material adverse effect on the transactions contemplated hereunder.

      6.7 Effectiveness; Survival. Each representation and warranty contained in this Section 6 is deemed to be made on the date of this Agreement and at the Closing, and shall survive and remain in full force and effect after the Closing, subject to the provisions of Section 12 below.

7. Conditions of Closing of the Purchaser. The obligations of the Purchaser to purchase the Assets and transfer the Consideration pursuant hereto are subject to the fulfillment of the following conditions precedent, any one or more of which may be waived in whole or in part by the Purchaser, which waiver shall be at the sole discretion of the Purchaser:

      7.1 Representations and Warranties. The representations and warranties made by the Seller and the Company in this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing.

      7.2 Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Seller prior to the Closing shall have been performed or complied with by the Seller, prior to or at the Closing.

      7.3 Consents, etc. The Seller shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and to transfer the Assets to be purchased by the Purchaser at the Closing, including without limitation, from the Investment Center of the Ministry of Industry and Trade and other regulatory bodies, as applicable, provided however that the approval of the Office of the Chief Scientist to the transfer of the Existing Product Lines shall be obtained and delivered to the Purchaser in accordance with Section 9 below.

      7.4 Due Diligence. The Purchaser's due diligence review in connection with the transactions contemplated herein shall have been completed to the sole and complete satisfaction of the Purchaser.

      7.5 Absence of Adverse Changes. There will have been no material adverse change in the legal, financial or business condition or prospects of the Seller and/or the Assets, in the sole judgment of the Purchaser.

      7.6 Delivery of Documents. All of the documents to be delivered by the Seller pursuant to Section 4.2 shall be in a form and substance satisfactory to the Purchaser and its counsel, and shall have been delivered to the Purchaser.

8. Conditions of Closing of the Seller. The Seller's obligations to sell and transfer the Assets at the Closing are subject to the fulfillment at or before the Closing of the following conditions precedent, which conditions may be waived in whole or in part by the Seller, and which waiver shall be at the sole discretion of the Seller: that (a) all covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by the Purchaser prior to the Closing shall have been performed or complied with by the Purchaser prior to or at the Closing, (b) the representations and warranties made by the Purchaser in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of the Closing, and (c) all corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and their counsel shall have received all such copies of such documents as the Purchaser or their counsel may reasonably request.

9.    Post Closing Covenants

      9.1 Within twenty-one (21) days of the date of the Closing, the Purchaser shall deliver to Insci copy of resolutions of the Purchaser's Board of Directors issuing the Shares to Insci, in the form attached hereto as Exhibit C, together with a duly completed notice of issuance of the Shares to the Israel Registrar of Companies, in the form attached hereto as Exhibit D.

      9.2. Within twenty-one (21) days of the date of the Closing, the Seller shall deliver to the Purchaser:

           9.2.1 A Waiver and Release, in the form attached hereto as Exhibit F, from each of the employees listed in Exhibit B.

           9.2.2 The Financial Statements described in Section 11.2.1 below, and the parties shall execute a document setting forth the Maximum Royalties for the Existing Product Lines (as defined in Section 11.2.1).

           9.2.3 Approval of the Chief Scientist of the transfer of the Existing Product Lines to the Purchaser as contemplated hereunder.

      9.3 Further Assurances. Without derogating from the foregoing, at and after the Closing, without further consideration, the parties hereto shall take all such other action and shall procure or execute, acknowledge, and deliver all such further certificates, conveyance instruments, consents, and other documents as shall be requested by a party hereto in writing and which is necessary or desirable (a) to vest in Purchaser, and perfect and protect Purchaser's right, title, and interest in, and enjoyment of, the Assets, or (b) to ensure more effectively the compliance of the parties hereto with their agreements, covenants, warranties, and representations under this Agreement. The Seller and/or Lognet and/or Insci undertake to promptly refer all business opportunities relating to the Assets to the Purchaser for a period of three (3) years from the date of the Closing.

10. Employees. It is the parties intention that at the Closing or shortly thereafter, certain employees of the Seller, as set forth in Exhibit B, shall cease to be employed by the Seller and shall be hired by the Purchaser. The Seller shall use its best efforts to enable Purchaser to hire said employees, on such terms as Purchaser may reasonably establish, as Purchaser may specify. Except as explicitly provided herein and in Exhibit B, the Seller shall be liable for payment of all salary and employment related expenses relating to the employment of said employees, and for any claims, demands and expenditures of such employees in connection with their employment with the Seller, and shall use its best efforts to procure the execution by each of said employees of a Waiver and Release in the form set forth in Exhibit F.

11.   Royalty Obligations; Pledges.

      11.1 Royalty Obligations for Billminer. The Purchaser undertakes to pay royalties to Insci in the amount of 20% of:

           (a) Revenues (less cost of goods sold, including all third party commissions, third party fees, shipping and handling charges and custom duties, and all other payments directly required to be made to third parties in connection with the sale or license of Billminer and net of taxes) received from the sale and licensing of products following the Closing (including for installation and maintenance) based on the Billminer technology ;

           (b) Proceeds raised by the Purchaser following the Closing from equity investments in the Purchaser by any third party other than the existing shareholders of the Purchaser as of the Closing, subject to the following:

           11.1.1 With respect to any sale or license of a complete Billminer system, the minimum royalty payment shall be $20,000, per sale or license, irrespective of whether the royalty payable under
                  Section 11.1(a) would be less than this amount;

           11.1.2 The total amount (ceiling) of royalties payable under this
                  Section 11.1 shall be seven hundred thousand U.S. dollars ($700,000);

           11.1.3 All payments hereunder shall be made within thirty (30) days from the end of the calendar quarter in which the revenues under Section 11.1(a) and/or Payment shall be made in U.S. dollars, via direct bank transfer transfer to a bank account designated by Insci.

           the proceeds under Section 11.1(b) have been received by the Purchaser;

           11.1.4 In the event that the amount set forth in Section 11.1.2 will not have been fully paid upon completion of two years from the date of Closing, the Purchaser shall be obligated to either:
                  (a) pay upon that date all outstanding amounts required for payment in full of the total amount set forth in Section 11.1.2; or (b) transfer upon that date, without any further consideration, free and clear of all liens, charges, encumbrances, debt, and restrictions, claims, calls and commitments of any kind all right, title and interest in the Billminer technology acquired in this Agreement, as well as all of Purchaser's rights in any enhancements or modifications thereof and any trademarks registered by Purchaser in connection with the Billminer technology acquired in this Agreement, to Insci, in which case the Purchaser shall have no further obligation towards the Seller or Insci in connection with the Billminer technology;


           11.1.5 Performance by the Purchaser of its obligations under this
                  Section 11.1 shall be secured by a Pledge on the Billminer technology in favor of Insci, in the form attached hereto as Exhibit D1.





      11.2 Royalty Obligations for Existing Product Lines. The Purchaser undertakes to pay royalties to Insci in the amount of 35% of the revenues (less cost of goods sold, including all third party commissions, third party fees, shipping and handling charges, custom duties and all other payments directly required to be made to third parties in connection with the sale or license of Existing Product Lines and net of taxes) from the sale and licensing of products (including for installation and maintenance) based on the Existing Product Lines subsequent to the Closing, subject to the following:


           11.2.1 The maximum amount of royalties payable under this Section
                  11.2 shall be an amount equivalent to the gross revenues received by the Seller (and or any affiliate thereof) from the sale and licensing of products based on the Existing Product Lines for the 2000 calendar year, as evidenced by reviewed consolidated financial statements for the Seller for calendar year 2000 to be prepared by Ernst and Young, detailing inter alia revenues received and accounts receivable in connection with the Existing Product Lines and other Assets, which shall be delivered to the Purchaser in accordance with Section 9 above (the "Total Royalties for the Existing Product Lines"). The amount determined as the Maximum Royalties for the Existing Product Lines shall be recorded in a written document and signed by both parties. Notwithstanding the aforesaid, in no event shall the Total Royalties for the Existing Product Lines exceed $870,000.


           11.2.2 All payments hereunder shall be made within thirty (30) days from the end of the calendar quarter in which the revenues under Section 11.2 have been received by the Purchaser; Payment shall be made in U.S. dollars via direct bank transfer to a bank account designated by Insci.

           11.2.3 Performance by the Purchaser of its obligations under this
                  Section 11.1 shall be secured by a Pledge on the existing Product Lines in favor of Insci, in the form attached hereto as Exhibit D2.


      11.3 Reporting and Audit. Purchaser will keep true and accurate records and books of account containing all the data reasonably required for full computation and verification of royalty payments due under this Agreement and shall provide Insci with a report once annually, no later than March 1st of each calendar year, detailing revenues, costs, and royalties payable per calendar quarter, and certified as true and accurate by Purchaser's accountant. Purchaser shall permit the reasonable inspection and copying of such records and books of account by Insci or its authorized representatives at any time during normal business hours. Fees and expenses of such inspections (such as professional fees and expenses paid to accountants or other examiners retained by Insci and the cost of copying records and books of account) shall be borne by Insci, unless such inspection shall reveal that an error of 5% or more in any royalty payment was made, in which case the fees and expenses incurred in connection with the inspection during which such error was discovered shall be borne by Purchaser. All information disclosed or materials provided to Insci or its representatives hereunder shall be maintained in strict confidentiality.

12.   Indemnification.

      12.1 Seller and/or Lognet and/or Insci shall indemnify, defend, and hold harmless Purchaser, at, and at any time after, the Closing, from and against any and all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, asserted against, resulting to, imposed upon, or incurred by the Purchaser, directly or indirectly, by reason of, resulting from, or arising in connection with any breach of any representation, warranty, or agreement of Seller contained in or made pursuant to this Agreement, provided however that Seller's and/or Lognet's and/or Insci's undertaking hereunder shall only apply (a) with respect to demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs, and expenses amounting to at least $50,000 in any single instance or series of related instances; (b) for a period of three (3) years from the date of the Closing.

      12.2 Purchaser shall indemnify, defend, and hold harmless Seller, at, and at any time after, the Closing, from and against any and all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, asserted against, resulting to, imposed upon, or incurred by Seller, directly or indirectly, by reason of, resulting from, or arising in connection with any breach of any representation, warranty, or agreement of Purchaser contained in or made pursuant to this Agreement, provided however that Purchaser's undertaking hereunder shall only apply (a) with respect to demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs, and expenses amounting to at least $50,000 in any single instance or series of related instances; (b) for a period of three (3) years from the date of the Closing.

13.   Miscellaneous.

      13.1 Entire Agreement. This Agreement (including the Exhibits hereto), constitute the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

      13.2 Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof.

      13.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

      13.4 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

      13.5 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

      13.6 Expenses. Each of the parties hereto shall bear its costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own attorneys and financial advisors.

      13.7 Notices. Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, if to Seller:

                  c/o Shapira & Co. Law Offices
                  14 Gruzenberg St.
                  Tel Aviv 65811
                  Israel
                  Fax: (972 3) 516 7272

                  Attn: Ido Shapira

                  if to Purchaser:

                  19  Ben Gurion Avenue
                  Haifa
                  Israel
                  Fax: 972 4 851 3111

                  With a copy to:
                  Yigal Arnon & Co.
                  22 Rivlin Street
                  Jerusalem 91000
                  Israel
                  Fax: (972 2) 6239236

                  Attn: Barry Levenfeld, Adv.

                  if to Insci:

                  2 Westborough Business Park
                  Westborough, MA 01581
                  U.S.A.
                  Fax: (508) 870 4021

                  Attn. Lori Frank, CEO

                  With a copy to:

                  Joe Baratta
                  597 Fifth Avenue
                  New York, NY 10017 U.S.A.

            or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail.

      13.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Israel, without giving effect to the principles of conflicts of law thereof.

      13.9 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf on the date indicated.

THE SELLER:                             THE PURCHASER:

LOGNET SYSTEMS LTD.                     PAYNET ELECTRONIC BILLING LTD.
by:     /s/ Yoav Cohen & Lori Frank     by:    /s/ Tali Eshel
        --------------------------             --------------------------
name:                                   name:
        --------------------------             --------------------------
title:  CO-CEO's                        title: CEO
        --------------------------             --------------------------

INSCI-STATEMENTS.COM, INC.
by:     /s/ Lori Frank                  LOGNET 2000, INC.
        --------------------------      by:    /s/ Yoav Cohen & Lori Frank
name:                                          --------------------------
        --------------------------      name:
title: CEO & President                         --------------------------
       --------------------------       title: CO-CEO's
                                               --------------------------